Assessment Regarding Compliance with Applicable Servicing Criteria

1.	Bank of America, National Association (the "Servicer") is responsible for assessing its compliance as of the dates listed in Appendix B hereto and for the periods then ended (the "Reporting Period") with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB as set forth in Appendix A hereto, in connection with the asset-backed securities transactions listed in Appendix B hereto involving commercial mortgage loan transactions that involved an offer or sale of asset-backed securities that were required to be registered on or after January 1, 2006 with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the "Platform");
2.	The Servicer has engaged a certain vendor (the "Vendor") to perform certain specific, limited or scripted activities during the Reporting Period, related to portions of the servicing criteria as set forth in Appendix A hereto (such portions of the servicing criteria include, and only include, Item 1122(d)(2)(i) (only with respect to standard lockbox processing by depositing cheeks into the appropriate account indicated by the Servicer). The Servicer has elected to take responsibility for assessing compliance with the portion of the servicing criteria performed by such Vendor;
3.	Except as set forth in paragraph 4 below, the Servicer used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;
4.	The criteria (or portions of criteria) denoted as inapplicable in Appendix A hereto are inapplicable to the Servicer based on the activities it performs with respect to the Platform;
5.	The Servicer has complied, in all material respects, with the applicable servicing criteria for the Reporting Period with respect to the Platform;
b.	The Servicer has not identified and is not aware of any material instance of noncompliance by the Vendor with the applicable servicing criterion for the Reporting Periods with respect to the Platform;
7.	The Servicer has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendor with the applicable servicing criterion for the Reporting Period with respect to the Platform; and
8.	PricewaterhouseCoopers LLP, an independent registered public accounting firm, has issued an attestation report on the Servicer's assessment of compliance with the applicable servicing criteria as of the dates listed in Appendix B hereto and for the Reporting Period

February 28, 2014

BANK OF AMERICA, NATIONAL ASSOCIATION

By: /s/ Robert Cox

Name: Robert Cox
Title: Director

APPENDIX A

Definitions:

X – Servicing criterion is applicable to the Servicer's activities performed.

N/A – Servicing criterion is inapplicable to the Servicer's activities performed.

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA
Reference	Criteria	Master Servicer	Primary Servicer	Special Servicer
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	X	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X	X	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.	N/A	N/A	N/A
1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	X	X	X
Cash Collection and Administration
1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	X	X1	N/A
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X (other than with respect to disbursements made to investors)	X (other than with respect to disbursements made to investors)	N/A

_____________________________________
1     A vendor performs only the lockbox function for criterion 1122(d)(2)(i). The company takes responsibility for the vendor's compliance with this criterion

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA
Reference	Criteria	Master Servicer	Primary Servicer	Special Servicer
1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	X (only with respect to transactions for which the related transaction agreements specifically required it to advance property protection expenses or payments of interest and/or principal)	X (only with respect to transactions for which the related transaction agreements specifically required it to advance property protection expenses or payments of interest and/or principal)	N/A
1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	X	X	N/A
1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	X	X	N/A
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X	X	N/A
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within go calendar days of their original identification, or such other number of days specified in the transaction agreements.	X	X	N/A

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA
Reference	Criteria	Master Servicer	Primary Servicer	Special Servicer
Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.	N/A	N/A	N/A
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	N/A	N/A	N/A
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer's investor records, or such other number of days specified in the transaction agreements.	N/A	N /A	N/A
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	N/A	N/A	N/A
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X	X	X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	N/A	N/A	N/A
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X	X	X

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA
Reference	Criteria	Master Servicer	Primary Servicer	Special Servicer
1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.	X	X	N/A
1122(d)(4)(v)	The Servicer's records regarding the pool assets agree with the Servicer's records with respect to an obligor's unpaid principal balance.	X	X	X
1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	X	X	X
1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	X (only with respect to the Special Servicer's instructions)	N/A	X
1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	X (only for the period prior to a servicing transfer event (as defined in the transaction agreements))	X (only for the period prior to a servicing transfer event (as defined in the transaction agreements))	X (only for the period prior to a servicing transfer event (as defined in the transaction agreements))
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X	X	X

APPENDIX B

Company's Role as Master Servicer

Transaction	Reporting Period
BACM 2006-1	1/1/2013 through 6/24/2013
BACM 2006-2	1/1/2013 through 6/24/2013
BACM 2006-3	1/1/2013 through 6/24/2013
BACM 2006-4	1/1/2013 through 6/24/2013
BACM 2006-5	1/1/2013 through 6/24/2013
BACM 2006-6	1/1/2013 through 6/24/2013
BACM 2007-1	1/1/2013 through 6/24/2013
BACM 2007-2	1/1/2013 through 6/24/2013
BACM 2007-3	1/1/2013 through 6/24/2013
BACM 2007-4	1/1/2013 through 6/24/2013
BACM 2007-5	1/1/2013 through 6/24/2013
BACM 2008-1	1/1/2013 through 6/24/2013
BACM 2008-LS1	1/1/2013 through 6/24/2013
BALL 2006-277 PARK Ave MZ	1/1/2013 through 6/24/2013
BALL 2006-BIX1	1/1/2013 through 6/24/2013
BALL 2007-BMB1	1/1/2013 through 6/24/2013
BALL 2009-FDG	1/1/2013 through 6/24/2013
BAMLL 2012-PARK	1/1/2013 through 6/24/2013
BAMLL TRUST 2011-FSHN	1/1/2013 through 6/24/2013
BAMLL-DB 2012-OS1	1/1/2013 through 6/24/2013
BSCMSI 2006-BBA7	1/1/2013 through 5/01/2013
BSCMSI 2006-BBA7	1/1/2013 through 6/24/2013
CFCRE 2011-C2	1/1/2013 through 6/24/2013
FREMF 2012-K19	1/1/2013 through 6/24/2013
FREMF 2012-K22	1/1/2013 through 6/24/2013
FREMF 2012-K501	1/1/2013 through 6/24/2013
FREMF 2012-K502	1/1/2013 through 6/24/2013
FREMF 2013-K705	1/1/2013 through 6/24/2013
GECMC 2007-C1 (MASTER)	1/1/2013 through 6/24/2013
MLMT 2008-C1	1/1/2013 through 6/24/2013
MSCIT 2011-C1	1/1/2013 through 6/24/2013
MSC 2011-C2	1/1/2013 through 6/24/2013
MSC 2012-C4	1/1/2013 through 6/24/2013
MSC 2012-C5	1/1/2013 through 6/24/2013
GSMSCII 2007-EOP	1/1/2013 through 7/22/2013
MLFT 2008-LAQ	1/1/2013 through 7/22/2013

Transaction	Reporting Period
BACM 2006-1	1/1/2013 through 6/24/2013
BACM 2006-2	1/1/2013 through 6/24/2013
BACM 2006-3	1/1/2013 through 6/24/2013
BACM 2006-4	1/1/2013 through 6/24/2013
BACM 2006-5	1/1/2013 through 6/24/2013
BACM 2006-6	1/1/2013 through 6/24/20/3
BACM 2007-1	1/1/2013 through 6/24/2013
BACM 2007-2	1/1/2013 through 6/24/2013
BACM 2007-3	1/1/2013 through 6/24/2013
BACM 2007-4	1/1/2013 through 6/24/2013
BACM 2007-5	1/1/2013 through 6/24/2013
BACM 2008-1	1/1/2013 through 6/24/2013
BACM 2008-LS1	1/1/2013 through 6/24/2013
BALL 2006-277 PARK Ave MZ	1/1/2013 through 6/24/2013
BALL 2006-BIX1	1/1/2013 through 6/24/2013
BALL 2007-BMB1	1/1/2013 through 6/24/2013
BALL 2009-FDG	1/1/2013 through 6/24/2013
BAMLL 2012-PARK	1/1/2013 through 6/24/2013
BAMLL TRUST 2011-FSHN	1/1/2013 through 6/24/2013
BAMLL-DB 2012-OSI	1/1/2013 through 6/24/2013
BSCMSI 2006-BBA7	01/1/2013 through 5/1/2013
BSCMSI 2007-BBA8	1/1/2013 through 6/24/2013
CFCRE 2011-C2	1/1/2013 through 6/24/2013
CGCMT 2006-FL2	1/1/2013 through 3/28/2013
COMM 2006-FL12	1/1/2013 through 3/28/2013
COMM 2006-C7	1/1/2013 through 6/24/2013
COMM 2006-C8	1/1/2013 through 6/24/2013
COMM 2012-CCRE1	1/1/2013 through 6/24/2013
DBUBS 2011-LC3	1/1/2013 through 8/15/2013
FREMF 2012-K19	1/1/2013 through 6/24/2013
FREMF 2012-K22	1/1/2013 through 6/24/2013
FREMF 2012-K501	1/1/2013 through 6/24/2013
FREMF 2012-K705	1/1/2013 through 6/24/2013
FREMF 2013-K502	1/1/2013 through 6/24/2013
GECMC 2006-C1	1/1/2013 through 6/24/2013
GECMC 2007-C1 (MASTER)	1/1/2013 through 6/24/2013
GECMC 2007-C1 (PRIMARY)	1/1/2013 through 6/24/2013
GSMSCII 2007-EDP	1/1/2013 through 6/24/2013
JPMorgan 2007-LDP10	1/1/2013 through 6/24/2013
MLFT 2008-LAQ	1/1/2013 through 6/24/2013
MLMT 2008-C1	1/1/2013 through 6/24/2013
MSC 2011-C2	1/1/2013 through 6/24/2013
MSC 2011-C3	1/1/2013 through 8/15/2013
MSC 2012-C4	1/1/2013 through 6/24/2013
MSCIT 2001-C1	1/1/2013 through 6/24/2013

Transaction	Reporting Period
UBS-BB 2013-C5	1/1/2013 through 6/24/2013
WACHOVIA 2007-C31	1/1/2013 through 6/24/2013
WACHOVIA 2007-C33	1/1/2013 through 6/24/2013
WACHOVIA 2007-C34	1/1/2013 through 6/24/2013
WFCM 2010-C1	1/1/2013 through 8/15/2013

Company's Role as Special Servicer

Transaction	Reporting Period
BALL 2006-BIX1	1/1/2013 through 6/24/2013
BALL 2007-BMB1	1/1/2013 through 6/24/2013
BALL 2009-FDG	1/1/2013 through 6/24/2013
BAMLL 2012-PARK	1/1/2013 through 6/24/2013
BSCMSI 2006-BBA7	1/1/2013 through 5/1/2013
BSCMSI 2007-BBA8	1/1/2013 through 6/24/2013
GSMSCII 2007-EOP	1/1/2013 through 7/22/2013
MLFT 2008-LAQ	1/1/2013 through 7/22/2013
WBCMT-2007 Whale8	1/1/2013 through 8/5/2013

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